Exhibit 99.2
Consolidated Report to the Financial Community
Third Quarter 2005
(Released October 25, 2005)

Highlights	After-Tax EPS Variance Analysis	3rd Qtr.
■ Normalized non-GAAP* earnings, excluding	3Q 2004 Basic EPS - GAAP Basis	$ 0.91
unusual items, were $1.04 per share for the	Unusual Items - 2004	0.06
third quarter of 2005, compared with $0.97	3Q 2004 Normalized Earnings - non-GAAP Basis	$ 0.97
per share for the third quarter of 2004. GAAP	Electric Gross Margin:

earnings were $1.01 per share, compared	- JCP&L Rate Increase	0.03

with $0.91 per share in the third quarter of	- Other Electric Gross Margin	0.06
2004.	Net MISO/PJM Transmission Expenses	(0.05)
	Energy Delivery Expenses	(0.03)
	Pension and Other Employee Benefits	0.05
	Depreciation and Amortization	(0.06)
	Investment, Financing and Other Activities	0.07
	3Q 2005 Normalized Earnings - non-GAAP Basis	$ 1.04
	Unusual Items - 2005	(0.03)
	3Q 2005 Basic EPS - GAAP Basis	$ 1.01

3Q 2005 Results vs. 3Q 2004

■

Electric distribution deliveries increased 10% primarily due to unusually warm weather. Residential sales increased 15%, while commercial and industrial deliveries increased 8% and 5%, respectively. Cooling-degree-days were 40% higher than in the same period last year and 32% above normal. Total electric generation sales rose 5% with sales to retail customers increasing 10%.

■

Electric gross margin increased $48 million, or $0.09 per share, after adjusting for changes in regulatory deferrals. The improvement resulted from increased distribution deliveries, the JCP&L rate increase, and increased generation output. Partially offsetting this improvement was a 9% reduction in higher-margin wholesale sales with most of our generation serving the retail load. Increased fuel expense and purchased power prices also negatively affected electric gross margin.

■	Net MISO/PJM transmission costs increased $27 million primarily due to higher congestion expenses.
■	Energy delivery expenses increased $15 million due to increased spending on system reliability initiatives.
■

Pension and other employee benefit costs decreased approximately $25 million due to the voluntary $500 million contribution to the pension plan in September 2004, favorable market returns in 2004, and changes in health care benefits.

■

Total depreciation and amortization expenses, after adjusting for changes in regulatory deferrals and deferral of incremental transmission and ancillary service-related MISO charges, increased $33 million. This resulted from higher Ohio transition cost amortization and increased depreciation expense.

■

Investment, financing, and other activities increased net income by $21 million. Financing activities during the quarter included $406 million in debt and preferred securities redemptions and $103 million of refinancing and repricing transactions.

2005 Earnings and Cash Generation Guidance*
■	Earnings guidance for 2005, excluding unusual charges, remains at $2.85 to $3.00 per share. Year-to-date normalized non-GAAP earnings now stand at $2.22 per share.
■

Total cash generation (non-GAAP) guidance for 2005 remains at $620 million and free cash flow guidance for 2005 remains at $535 million. Our estimated 2005 free cash flow reflects capital expenditures of $1.0 billion.

2006 Earnings and Cash Generation Guidance*
■	Earnings guidance for 2006, excluding unusual charges, remains at $3.40 to $3.60 per share.
■

Total cash generation (non-GAAP) guidance for 2006 remains at a range of $300 million to $400 million, with a free cash flow (non-GAAP) guidance range of $280 million to $380 million. Our estimated 2006 free cash flow reflects a capital expenditure range of $1.0 billion to $1.1 billion.

*	The GAAP to non-GAAP reconciliation statements are attached and available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:
Kurt E. Turosky	Terrance G. Howson	Rey Y. Jimenez
Director, Investor Relations	Vice President, Investor Relations	Principal, Investor Relations
(330) 384-5500	(973) 401-8519	(330) 761-4239

FirstEnergy Corp.
Consolidated Statements of Income
(In thousands, except for per share amounts)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2005	2004	Change	2005	2004	Change
	Revenues
(1)	Electric sales	$3,116,275	$3,029,596	$86,679	$8,031,877	$8,330,373	$(298,496)
(2)	FE Facilities	59,483	61,235	(1,752)	161,582	155,955	5,627
(3)	MYR	132,329	79,821	52,508	353,964	245,720	108,244
(4)	Other	278,700	214,816	63,884	729,716	628,485	101,231
(5)	Total Revenues	3,586,787	3,385,468	201,319	9,277,139	9,360,533	(83,394)

	Expenses
(6)	Fuel	335,876	214,408	121,468	848,993	604,329	244,664
(7)	Purchased power	951,349	1,070,947	(119,598)	2,266,160	2,910,487	(644,327)
(8)	Other operating expenses	804,984	725,707	79,277	2,247,432	2,094,540	152,892
(9)	FE Facilities	59,102	60,531	(1,429)	163,006	156,037	6,969
(10)	MYR	128,350	82,202	46,148	347,940	249,605	98,335
(11)	Provision for depreciation	152,786	147,052	5,734	444,443	439,017	5,426
(12)	Amortization of regulatory assets	364,337	324,300	40,037	981,750	905,488	76,262
(13)	Deferral of new regulatory assets	(123,827)	(78,767)	(45,060)	(303,496)	(191,487)	(112,009)
(14)	General taxes	187,562	177,452	10,110	540,606	514,174	26,432
(15)	Total Expenses	2,860,519	2,723,832	136,687	7,536,834	7,682,190	(145,356)

	Income Before Interest and
(16)	Income Taxes	726,268	661,636	64,632	1,740,305	1,678,343	61,962
	Net interest charges:
(17)	Interest expense	162,104	152,348	9,756	488,462	504,396	(15,934)
(18)	Capitalized interest	(7,005)	(6,536)	(469)	(11,957)	(18,286)	6,329
(19)	Subsidiaries' preferred stock dividends	2,626	5,354	(2,728)	12,912	16,024	(3,112)
(20)	Net interest charges	157,725	151,166	6,559	489,417	502,134	(12,717)
(21)	Income taxes	236,711	214,345	22,366	599,261	505,875	93,386
(22)	Income before discontinued operations	331,832	296,125	35,707	651,627	670,334	(18,707)
(23)	Discontinued operations	528	2,497	(1,969)	18,451	6,332	12,119
(24)	Net Income	$332,360	$298,622	$33,738	$670,078	$676,666	$(6,588)

	Basic Earnings Per Common Share:
(25)	Before discontinued operations	$1.01	$0.90	$0.11	$1.99	$2.05	$(0.06)
(26)	Discontinued operations	-	0.01	(0.01)	0.05	0.02	0.03
(27)	Basic Earnings Per Common Share	$1.01	$0.91	$0.10	$2.04	$2.07	$(0.03)
	Weighted Average Number of
(28)	Basic Shares Outstanding	328,119	327,499	620	328,030	327,280	750

	Diluted Earnings Per Common Share:
(29)	Before discontinued operations	$1.01	$0.90	$0.11	$1.98	$2.04	$(0.06)
(30)	Discontinued operations	-	0.01	(0.01)	0.05	0.02	0.03
(31)	Diluted Earnings Per Common Share	$1.01	$0.91	$0.10	$2.03	$2.06	$(0.03)
	Weighted Average Number of
(32)	Diluted Shares Outstanding	330,193	329,099	1,094	329,926	328,850	1,076

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended September 30, 2005
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,432,015	$1,684,260	$-	$-	$-	$3,116,275
(2)	FE Facilities	-	-	59,483	-	-	59,483
(3)	MYR	-	-	-	132,329	-	132,329
(4)	Other	243,722	27,851	-	5,420	1,707	278,700
(5)	Internal Revenues	79,168	-	-	-	(79,168)	-
(6)	Total Revenues	1,754,905	1,712,111	59,483	137,749	(77,461)	3,586,787

	Expenses
(7)	Fuel	-	335,876	-	-	-	335,876
(8)	Purchased power	-	951,349	-	-	-	951,349
(9)	Other operating expenses	510,358	364,212	-	(1,767)	(67,819)	804,984
(10)	FE Facilities	-	-	59,102	-	-	59,102
(11)	MYR	-	-	-	128,350	-	128,350
(12)	Provision for depreciation	137,228	8,857	8	549	6,144	152,786
(13)	Amortization of regulatory assets	364,337	-	-	-	-	364,337
(14)	Deferral of new regulatory assets	(123,827)	-	-	-	-	(123,827)
(15)	General taxes	158,543	23,892	1	763	4,363	187,562
(16)	Total Expenses	1,046,639	1,684,186	59,111	127,895	(57,312)	2,860,519

(17)	Income Before Interest and Income Taxes	708,266	27,925	372	9,854	(20,149)	726,268
	Net interest charges:
(18)	Interest expense	91,728	11,882	335	1,438	56,721	162,104
(19)	Capitalized interest	(6,108)	(785)	-	(1)	(111)	(7,005)
(20)	Subsidiaries' preferred stock dividends	2,626	-	-	-	-	2,626
(21)	Net interest charges	88,246	11,097	335	1,437	56,610	157,725
(22)	Income taxes	254,208	6,900	33	3,267	(27,697)	236,711
(23)	Income before discontinued operations	365,812	9,928	4	5,150	(49,062)	331,832
(24)	Discontinued operations	-	-	-	528	-	528
(25)	Net Income	$365,812	$9,928	$4	$5,678	$(49,062)	$332,360

	(a) Other consists of MYR (a construction service company) and telecommunications services.

(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended September 30, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$1,308,731	$1,720,865	$-	$-	$-	$3,029,596
(2)	FE Facilities	-	-	61,235	-	-	61,235
(3)	MYR	-	-	-	79,821	-	79,821
(4)	Other	172,642	34,778	-	9,964	(2,568)	214,816
(5)	Internal Revenues	79,596	-	-	-	(79,596)	-
(6)	Total Revenues	1,560,969	1,755,643	61,235	89,785	(82,164)	3,385,468

	Expenses
(7)	Fuel	-	214,408	-	-	-	214,408
(8)	Purchased power	-	1,070,947	-	-	-	1,070,947
(9)	Other operating expenses	413,219	356,003	-	9,403	(52,918)	725,707
(10)	FE Facilities	-	-	60,531	-	-	60,531
(11)	MYR	-	-	-	82,202	-	82,202
(12)	Provision for depreciation	129,226	8,837	536	98	8,355	147,052
(13)	Amortization of regulatory assets	324,300	-	-	-	-	324,300
(14)	Deferral of new regulatory assets	(78,767)	-	-	-	-	(78,767)
(15)	General taxes	150,075	22,624	-	705	4,048	177,452
(16)	Total Expenses	938,053	1,672,819	61,067	92,408	(40,515)	2,723,832

(17)	Income Before Interest and Income Taxes	622,916	82,824	168	(2,623)	(41,649)	661,636
	Net interest charges:
(18)	Interest expense	81,312	10,240	164	436	60,196	152,348
(19)	Capitalized interest	(4,591)	(1,377)	-	(3)	(565)	(6,536)
(20)	Subsidiaries' preferred stock dividends	5,354	-	-	-	-	5,354
(21)	Net interest charges	82,075	8,863	164	433	59,631	151,166
(22)	Income taxes	225,743	30,324	(4)	(1,022)	(40,696)	214,345
(23)	Income before discontinued operations	315,098	43,637	8	(2,034)	(60,584)	296,125
(24)	Discontinued operations	-	-	1,083	1,414	-	2,497
(25)	Net Income	$315,098	$43,637	$1,091	$(620)	$(60,584)	$298,622

	(a) Other consists of MYR (a construction service company) and telecommunications services.

(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Consolidated Income Segments
(In thousands)

		Three Months Ended September 30, 2005 vs. Three Months Ended September 30, 2004
			Power
			Supply
		Regulated	Management	Facilities		Reconciling
		Services	Services	Services	Other (a)	Adjustments (b)	Consolidated
	Revenues
(1)	Electric sales	$123,284	$(36,605)	$-	$-	$-	$86,679
(2)	FE Facilities	-	-	(1,752)	-	-	(1,752)
(3)	MYR	-	-	-	52,508	-	52,508
(4)	Other	71,080	(6,927)	-	(4,544)	4,275	63,884
(5)	Internal Revenues	(428)	-	-	-	428	-
(6)	Total Revenues	193,936	(43,532)	(1,752)	47,964	4,703	201,319

	Expenses
(7)	Fuel	-	121,468	-	-	-	121,468
(8)	Purchased power	-	(119,598)	-	-	-	(119,598)
(9)	Other operating expenses	97,139	8,209	-	(11,170)	(14,901)	79,277
(10)	FE Facilities	-	-	(1,429)	-	-	(1,429)
(11)	MYR	-	-	-	46,148	-	46,148
(12)	Provision for depreciation	8,002	20	(528)	451	(2,211)	5,734
(13)	Amortization of regulatory assets	40,037	-	-	-	-	40,037
(14)	Deferral of new regulatory assets	(45,060)	-	-	-	-	(45,060)
(15)	General taxes	8,468	1,268	1	58	315	10,110
(16)	Total Expenses	108,586	11,367	(1,956)	35,487	(16,797)	136,687

(17)	Income Before Interest and Income Taxes	85,350	(54,899)	204	12,477	21,500	64,632
	Net interest charges:
(18)	Interest expense	10,416	1,642	171	1,002	(3,475)	9,756
(19)	Capitalized interest	(1,517)	592	-	2	454	(469)
(20)	Subsidiaries' preferred stock dividends	(2,728)	-	-	-	-	(2,728)
(21)	Net interest charges	6,171	2,234	171	1,004	(3,021)	6,559
(22)	Income taxes	28,465	(23,424)	37	4,289	12,999	22,366
(23)	Income before discontinued operations	50,714	(33,709)	(4)	7,184	11,522	35,707
(24)	Discontinued operations	-	-	(1,083)	(886)	-	(1,969)
(25)	Net Income	$50,714	$(33,709)	$(1,087)	$6,298	$11,522	$33,738

	(a) Other consists of MYR (a construction service company) and telecommunications services.
	(b) Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting primarily consists of interest expense related to holding company debt, corporate support services revenues and expenses, fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes and elimination of intersegment transactions.

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Balance Sheet
	As of	As of
	September 30, 2005	December 31, 2004
Assets
Current Assets:
Cash and cash equivalents	$139,812	$52,941
Receivables	1,535,225	1,356,437
Other	731,698	602,969
Total Current Assets	2,406,735	2,012,347

Property, Plant, and Equipment	13,773,219	13,478,356
Investments	3,390,610	3,273,966
Deferred charges	11,803,378	12,303,275
Total Assets	$31,373,942	$31,067,944

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$983,412	$940,944
Short-term borrowings	246,505	170,489
Accounts payable	651,941	610,589
Other	1,962,988	1,586,413
Total Current Liabilities	3,844,846	3,308,435

Capitalization:
Common stockholders' equity	8,827,959	8,589,294
Preferred stock	183,719	335,123
Long-term debt and other long-term obligations	9,418,734	10,013,349
Total Capitalization	18,430,412	18,937,766
Noncurrent Liabilities	9,098,684	8,821,743
Total Liabilities and Capitalization	$31,373,942	$31,067,944

Adjusted Capitalization (Including Off-Balance Sheet Items)
	As of September 30,
	2005	% Total	2004	% Total
Total common equity	$8,827,959	42%	$8,624,410	40%
Preferred stock	183,719	1%	335,123	2%
Long-term debt *	10,402,146	50%	10,785,453	50%
Short-term debt	246,505	1%	302,508	1%
Off-balance sheet debt equivalents:
Sale-leaseback net debt equivalents	1,321,305	6%	1,380,879	6%
Accounts receivable factoring **	-	0%	199,000	1%
Total	$20,981,634	100%	$21,627,373	100%

GENERAL INFORMATION	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2005	2004	2005	2004
Long-term debt and preferred stock redemptions	$(192,939)	$(758,972)	$(1,021,337)	$(1,748,915)
New long-term debt issues	$88,950	$-	$334,300	$700,000
Short-term debt increase (decrease) **	$(308,319)	$228,072	$77,295	$(219,032)
Capital expenditures	$294,443	$211,243	$756,118	$545,743

* Includes amounts due to be paid within one year, JCP&L securitization of $269 million and $285 million in 2005 and 2004, respectively.
** Off-balance sheet accounts receivable factoring agreement ($84 million as of December 31, 2004) renewed as an on-balance sheet short-
    term debt financing agreement in 2005 ($35 million as of September 30, 2005).

FirstEnergy Corp.
Financial Statements
(In thousands)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2005	2004	2005	2004
Cash flows from operating activities:
Net income	$332,360	$298,622	$670,078	$676,666
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets,
nuclear fuel, and leases	419,081	419,361	1,186,060	1,224,800
Deferred purchased power and other costs	(39,215)	(118,409)	(231,438)	(263,290)
Deferred income taxes and investment tax credits	(37,851)	37,138	24,034	(56,995)
Income from discontinued operations	(528)	(2,497)	(18,451)	(6,332)
Pension trust contribution	-	(500,000)	-	(500,000)
Change in working capital and other	307,309	393,290	281,989	463,364
Cash flows provided from operating activities	$981,156	$527,505	$1,912,272	$1,538,213

Cash flows used for financing activities	(580,449)	(601,719)	(1,048,843)	(1,415,103)

Cash flows provided from (used for) investing activities	(310,643)	42,568	(776,558)	(169,193)
Net increase (decrease) in cash and cash equivalents	$90,064	$(31,646)	$86,871	$(46,083)

REGULATORY DEFERRALS	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Change	2005	2004	Change
Ohio Transition Plan and MISO costs
Beginning balance	$861,923	$566,334		$710,019	$453,614
Deferral of shopping incentives	77,197	68,014	$9,183	180,193	161,814	$18,379
Interest on shopping incentives	12,396	8,573	3,823	33,927	22,838	11,089
Deferral of MISO Costs	31,349	-	31,349	51,537	-	51,537
Deferral of other regulatory assets	2,885	2,180	705	10,074	6,835	3,239
Current period deferrals	$123,827	$78,767	$45,060	$275,731	$191,487	$84,244

Ending Balance	$985,750	$645,101		$985,750	$645,101

Deferred Energy Costs - New Jersey
Beginning balance	$517,800	$402,700		$445,600	$440,900
Deferral (recovery) of energy costs	(10,100)	1,700	$(11,800)	62,100	(36,500)	$98,600
Ending Balance	$507,700	$404,400		$507,700	$404,400

UNUSUAL ITEMS	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Change	2005	2004	Change

Gain (Loss) on Non-Core Asset Sales
FES Natural Gas Business (a)	$-	$-	$-	$8,229	$-	$8,229
FirstCommunications (b)	-	-	-	6,800	-	6,800
FSG Subsidiary - Elliott-Lewis (a) (f)	-	-	-	51	-	51
Venture Capital Funds (b)	-	-	-	2,015	-	2,015
Great Lakes Energy Partner (b) (g)	-	-	-	-	15,777	(15,777)
Venture Capital (c)	-	(28,288)	28,288	-	(28,288)	28,288
MYR Subsidiary (a)	-	-	-	(524)	-	(524)
FSG Subsidiary - Cranston (a) (h)	-	-	-	(42)	-	(42)
Total Gain (Loss) on Non-Core Asset Sales	-	(28,288)	28,288	16,529	(12,511)	29,040
Litigation Settlement (c)	-	-	-	-	(17,980)	17,980
FENOC Severance (c)	-	(6,488)	6,488	-	(6,488)	6,488
EPA Settlement - Environmental Projects (c)	-	-	-	(10,000)	-	(10,000)
EPA Penalty and NRC Fine(c) (i)	-	-	-	(11,950)	-	(11,950)
JCP&L Rate Settlement (d)	-	-	-	27,765	-	27,765
JCP&L Arbitration Decision (c)	(16,141)	-	(16,141)	(16,141)	-	(16,141)
Total-Pretax Items	(16,141)	(34,776)	18,635	6,203	(36,979)	43,182

Ohio Tax Write-off (e)	-	-	-	(71,702)	-	(71,702)

EPS Effect	$(0.03)	$(0.06)	$0.03	$(0.18)	$(0.11)	$(0.07)

(a) Included in "Discontinued Operations" (d) Included in "Deferral of New Regulatory Assets" (g) Before income taxes of $22.6 million
(b) Included in "Other Revenues" (e) Included in "Income Taxes" (h) Before income tax benefit of $0.4 million
(c) Included in "Other Operating Expenses" (f) Before income tax benefit of $12.2 million (i) No income tax benefit

FirstEnergy Corp.
Statistical Summary

ELECTRIC SALES STATISTICS	Three Months Ended September 30,			Nine Months Ended September 30,
(kWh in millions)	2005	2004	Change	2005	2004	Change

Electric Generation Sales
Retail- Regulated	23,459	21,299	10.1%	65,178	61,287	6.3%
Retail - Competitive	4,130	3,798	8.7%	10,988	11,565	-5.0%
Total Retail	27,589	25,097	9.9%	76,166	72,852	4.5%
Wholesale *	7,889	8,641	-8.7%	21,484	22,478	-4.4%
Total Electric Generation Sales	35,478	33,738	5.2%	97,650	95,330	2.4%

Electric Distribution Deliveries
Ohio - Residential	4,909	4,171	17.7%	13,242	12,113	9.3%
- Commercial	4,099	3,920	4.6%	11,477	11,010	4.2%
- Industrial	6,094	5,852	4.1%	17,750	17,516	1.3%
- Other	96	94	2.1%	289	279	3.6%
Total Ohio	15,198	14,037	8.3%	42,758	40,918	4.5%

Pennsylvania - Residential	3,055	2,733	11.8%	8,656	8,145	6.3%
- Commercial	2,949	2,738	7.7%	8,236	7,820	5.3%
- Industrial	2,677	2,484	7.8%	7,882	7,628	3.3%
- Other	21	20	5.0%	62	60	3.3%
Total Pennsylvania	8,702	7,975	9.1%	24,836	23,653	5.0%

New Jersey - Residential	3,312	2,866	15.6%	7,882	7,340	7.4%
- Commercial	2,670	2,356	13.3%	7,196	6,743	6.7%
- Industrial	821	779	5.4%	2,316	2,307	0.4%
- Other	22	18	22.2%	65	52	25.0%
Total New Jersey	6,825	6,019	13.4%	17,459	16,442	6.2%

Total Residential	11,276	9,770	15.4%	29,780	27,598	7.9%
Total Commercial	9,718	9,014	7.8%	26,909	25,573	5.2%
Total Industrial	9,592	9,115	5.2%	27,948	27,451	1.8%
Total Other	139	132	5.3%	416	391	6.4%

Total Distribution Deliveries	30,725	28,031	9.6%	85,053	81,013	5.0%

Electric Sales Shopped
Ohio - Residential	2,364	1,933	22.3%	5,972	5,351	11.6%
- Commercial	2,068	1,945	6.3%	5,632	5,369	4.9%
- Industrial	1,317	1,209	8.9%	3,715	3,418	8.7%
Total Ohio	5,749	5,087	13.0%	15,319	14,138	8.4%

Pennsylvania - Residential	6	6	0.0%	18	19	-5.3%
- Commercial	18	21	-14.3%	65	99	-34.3%
- Industrial	334	431	-22.5%	1,164	1,511	-23.0%
Total Pennsylvania	358	458	-21.8%	1,247	1,629	-23.4%

New Jersey - Residential	1	-	0.0%	4	520	-99.2%
- Commercial	525	558	-5.9%	1,558	1,758	-11.4%
- Industrial	633	629	0.6%	1,747	1,681	3.9%
Total New Jersey	1,159	1,187	-2.4%	3,309	3,959	-16.4%

Total Electric Sales Shopped	7,266	6,732	7.9%	19,875	19,726	0.8%

* 2004 excludes the reporting of PJM sales and purchases on a gross basis.

OPERATING STATISTICS	As of September 30,
For 12 Months Ended	2005		2004

System Load Factor	61.5%		67.1%
Capacity Factors:
Fossil	63.2%		57.2%
Nuclear	85.1%		85.8%
Generation Output:
Fossil	64%		61%
Nuclear	36%		39%

WEATHER	2005	Normal	2004
Composite Heating-Degree-Days
3rd Quarter	23	93	51
Year-to-Date	3,686	3,570	3,583
Composite Cooling-Degree-Days
3rd Quarter	843	638	601
Year-to-Date	1,118	884	902

FirstEnergy Corp.
2005 EPS and Cash Flow

2005 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	Three Months	Nine Months	Annual
	Ended Sep. 30	Ended Sep. 30	Guidance

Basic EPS (GAAP basis)	$1.01	$2.04	$2.67 - $2.82
Excluding Unusual Items:
Gain on non-core asset sales	-	(0.07)	(0.07)
EPA settlement	-	0.04	0.04
NRC fine	-	0.01	0.01
JCP&L rate settlement	-	(0.05)	(0.05)
JCP&L arbitration decision	0.03	0.03	0.03
Ohio tax write-off	-	0.22	0.22
Basic EPS (non-GAAP basis)	$1.04	$2.22	$2.85 - $3.00

Reconciliation of September 2005 Year-to-Date Cash From Operating Activities (GAAP) to
Free Cash Flow (Non-GAAP) and Cash Generation (Non-GAAP)
(in millions)

Net Cash from Operating Activities:

Net Income	$670
Adjustments:
Depreciation	444
Amortization of regulatory assets	982
Deferral of new regulatory assets	(304)
Deferred purchased power costs	(231)
Deferred income taxes and ITC, net	24
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Ohio School Council's prepayment for electric service, net	232
Other, including changes in working capital *	250
Net Cash from Operating Activities (GAAP)	$1,912

Other Items:
Capital expenditures	(698)
Nuclear fuel fabrication	(88)
Contributions to nuclear decommissioning trusts	(76)
Common stock dividends	(412)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Other, net	(152)
Free Cash Flow (Non-GAAP)	$641

Non-core asset sales and other	66
Cash generation (Non-GAAP)	$707

* Primarily represents changes in accrued taxes, accrued interest, and other working capital items.

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

FirstEnergy Corp.
2005 Cash Flow Guidance

Reconciliation of 2005 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(in millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$887 - $937
Adjustments:
Depreciation	578
Amortization of regulatory assets	1,277
Deferral of new regulatory assets	(381)
Deferred purchased power costs	(390)
Deferred income taxes and ITC, net	23
Conversion of off-balance sheet receivables financing
to on-balance sheet	(155)
Ohio School Council's prepayment for electric service, net	220
Other, including changes in working capital	(27)
Net Cash from Operating Activities (GAAP)	$2,057

Other Items:

Capital expenditures	(1,005)
Nuclear fuel fabrication	(80)
Contributions to nuclear decommissioning trusts	(100)
Common stock dividends	(542)
Conversion of off-balance sheet receivables financing
to on-balance sheet	155
Other, net	50
Free Cash Flow (Non-GAAP)	$535

Non-core asset sales	85
Cash Generation (Non-GAAP)	$620

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

FirstEnergy Corp.
2006 Cash Flow Guidance

Reconciliation of 2006 Estimated Cash from Operating Activities (GAAP) to
Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP)
(in millions)

Net Cash from Operating Activities:

GAAP Earnings Guidance	$1,120 - $1,185
Adjustments:
Depreciation	595
Amortization of regulatory assets	870
Deferral of new regulatory assets	(90)
Deferred purchased power costs	(380)
Deferred income taxes and ITC, net	(110)
Other, including changes in working capital	32
Net Cash from Operating Activities (GAAP)	$2,070

Other Items:

Capital expenditures	(1,000) - (1,100)
Nuclear fuel fabrication	(160)
Common stock dividends	(570)
Other, net	40
Free Cash Flow (Non-GAAP)	$280 - $380

Non-core asset sales	20
Cash Generation (Non-GAAP)	$300 - $400

The GAAP to Non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

RECENT DEVELOPMENTS

Second 2005 Common Stock Dividend Payment Increase
On September 20, 2005, FirstEnergy Corp.'s Board of Directors declared a quarterly dividend of 43 cents per share of outstanding common stock, a 4.2 percent increase over the previous quarterly rate of 41.25 cents per share, payable December 1, 2005. With this second payment increase in 2005, the new indicated annual dividend will be $1.72 per share. This establishes the base upon which the Board is expected to apply its targeted annual growth rate of 4 to 5 percent for dividends to be paid next year.

Rating Agency Upgrades
On October 3, 2005, Standard & Poor's Ratings Services (S&P) raised its corporate credit rating on FirstEnergy Corp. and all affiliated operating utilities to 'BBB' from 'BBB-'. At the same time, S&P raised the senior unsecured ratings on the utility holding company’s senior unsecured debt to 'BBB-' from 'BB+'. S&P stated that the upgrade follows the continuation of a good operating track record, specifically for the nuclear fleet through the third quarter of 2005.

Record Generation Output
FirstEnergy set new generation output records of 21.7 million MWhs in the third quarter and 59.5 million MWhs for the first nine months of the year.

Intra-System Generation Asset Transfers
On October 24, 2005, Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI), The Toledo Edison Company (TE), and Pennsylvania Power Company (Penn) completed an intra-system transfer of fossil and hydroelectric (non-nuclear) generation assets to FirstEnergy Generation Corp. (FGCO). FGCO purchased the utilities’ interests in currently operating non-nuclear units for an aggregate purchase price of approximately $1.6 billion (OE - $980 million; CEI - $389 million; TE - $88 million; Penn - $125 million). FGCO also assumed certain assets and liabilities relating to the purchased units. The transferred assets do not include leasehold interests of CEI and TE in certain units under existing sale and leaseback arrangements. FirstEnergy anticipates completion of the intra-system transfer of nuclear generation assets at book value by the end of the year.

Competitive Bid Process Schedule in Ohio
On September 28, 2005, the Public Utilities Commission of Ohio (PUCO) approved the schedule for the second Competitive Bid Process (CBP) for FirstEnergy's Ohio regulated retail load. The CBP bidding to potentially provide firm generation service for 2007 and 2008 actual load requirements will commence on March 21, 2006 and the PUCO will determine the acceptance or rejection of the CBP results within two business days after the completion of the auction. Full details on the CBP can be found at www.firstenergy-auction.comhttp://www.firstenergy-auction.com.

Rate Certainty Plan Filing in Ohio
On September 9, 2005, OE, CEI, and TE filed a Rate Certainty Plan (RCP) that, if approved by the PUCO, would essentially maintain current electricity prices through 2008. The RCP has been designed to provide customers with lower, more certain rate levels than otherwise available under the Rate Stabilization Plan (RSP) during the Plan period, and to provide the Companies with financial results generally comparable to those attainable under the RSP. Several parties joined in a Stipulation and Recommendation to support the RCP and the PUCO’s approval of the Application. Signatory parties included the Industrial Energy Users - Ohio, the Ohio Energy Group and the cities of Cleveland, Akron, and Parma. The PUCO has scheduled the evidentiary hearing on the RCP proposal to commence on November 29, 2005.

Competitive Electricity Supply for Penn Power
On October 11, 2005, Penn filed a plan with the Pennsylvania Public Utility Commission to secure electricity supply for its customers at set rates following the end of the transition period established for Penn under the state’s electric competition law. Penn is recommending that a Request for Proposal (RFP) process be used to secure electricity from third-party suppliers for the period January 1, 2007 through May 31, 2008. Penn’s proposal provides that the RFP be managed by an independent consultant and seek bids on approximately 900 megawatts of electricity in 18 increments of approximately 50 megawatts each. Any one supplier would be limited to no more than 12 increments, or 600 megawatts of the total load.

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to the settlement agreement resolving the New Source Review litigation, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the ability of our generating units to continue to operate at, or near full capacity, our inability to accomplish or realize anticipated benefits from strategic goals (including the proposed transfer of nuclear generation assets), our ability to improve electric commodity margins and to experience growth in the distribution business, any decision of the Pennsylvania Public Utilities Commission regarding the plan filed by Pennsylvania Power Company on October 11, 2005 to secure electricity supply for its customers at a set rate, our ability to access the public securities and other capital markets, the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the August 14, 2003 regional power outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, including, but not limited to, Public Utilities Commission of Ohio's acceptance of our September 9, 2005 Rate Certainty Plan filing, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time during any annual period may in aggregate vary from the indicated amounts due to circumstances considered by the Board at the time of the actual declarations. A security rating is not a recommendation to buy, sell or hold securities and it may be subject to revision or withdrawal at any time. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.